Exhibit 10.18
ALH Holding Inc. 2015 Stock Option Plan
SECTION 1.
PURPOSE
The purpose of this Plan (as such term and any other capitalized terms used herein without definition are defined in Section 2) is to foster and promote the long-term financial success of the Company and the Subsidiaries and materially increase stockholder value by (a) motivating superior performance by means of service- and performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees, Directors and Other Service Providers and (c) enabling the Company and the Subsidiaries to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its and their operations is largely dependent.
SECTION 2.
DEFINITIONS
Whenever used herein, the following terms shall have the respective meanings set forth below:
Act: the Securities Act of 1933, as amended.
Adjustment Event: shall mean (i) any stock dividend, stock split or reverse-split, or share combination or division affecting the Common Stock, (ii) any recapitalization, reorganization or exchange of shares affecting the Common Stock, (iii) extraordinary dividend or other extraordinary distribution or (iv) any other similar event affecting the Common Stock.
BDT Investor Group: shall have the meaning ascribed to such term in the Stockholders Agreement.
Board: the Board of Directors of the Company.
Cause: has the meaning given to such term in an employment or similar agreement then in effect between a Participant, on the one hand, and the Company or any Subsidiary, on the other hand and if no such agreement exists or is then in effect, such term shall mean (i) the commission of a felony or the commission of any act or omission involving moral turpitude, dishonesty, disloyalty or fraud, (ii) conduct tending to bring the Company or any of its affiliates into public disgrace or disrepute, (iii) gross negligence or willful misconduct with respect to the Company or any of its affiliates, (iv) failure to accept and cooperate with actions and initiatives assigned to the Participant by the Board of Directors of the Company, the Chief Executive Officer, or the Participant’s direct supervisor or (v) the Participant or any member of the Participant’s family shall engage in any Restricted Activity with any customer, supplier or other person having a business relation with the Company, without the prior written approval of the Board of Directors of the Company.

CEO: the Chief Executive Officer of the Company or, if such position is not then occupied, the Committee.
Change in Control: a transaction which, when aggregated with all prior transactions occurring after the Effective Date,
(i)    involves the acquisition by any Person (other than (A) the Company, (B) the BDT Investor Group, (C) any Participant, (D) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an affiliate of the Company or (E) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company) of beneficial ownership, directly or indirectly, of more than 50% of the voting securities of the Company; provided, however, that for purposes of this subparagraph (i), the following acquisitions shall not constitute a Change in Control: (v) any acquisition directly from the Company, (w) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (x) any acquisition by an underwriter temporarily holding such Company voting securities pursuant to an offering of such securities, (y) any acquisition by a pledgee of Company voting securities holding such securities as collateral or temporarily holding such securities upon foreclosure of the underlying obligation or (z) any acquisition by any Person that is controlled by the Company, BDT Investor Group, or any Participant; or
(ii)    involves the sale, exchange, transfer or other disposition of more than 50% of all of the assets of the Company and the Subsidiaries, taken as a whole, to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company or the BDT Investor Group.
For purposes of this definition, a Public Offering shall not be a Change in Control; provided that, any Common Stock sold, exchanged, transferred or otherwise disposed of by the BDT Investor Group in a Public Offering shall be counted for purposes of determining whether a Change in Control shall have occurred in connection with any other sale, exchange, transfer or other disposition of the Common Stock by the BDT Investor Group.
Change in Control Price: the price per share of Common Stock paid in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).
Code: the Internal Revenue Code of 1986, as amended.
Committee: the Compensation Committee of the Board or, if there shall not be any committee then serving, the Board.
Common Stock: the common stock of the Company, par value $.01 per share.
Company: ALH Holding Inc., a Delaware corporation, and any successor thereto.
Director: any member of the board of directors of the Company or any Subsidiary.

Disability: shall mean a physical or mental impairment that renders a Participant unable to perform the essential functions of the Participant’s position even with reasonable accommodation (that does not impose an undue hardship on the Company), and which has lasted at least sixty (60) consecutive days. A physician selected by the Company or its insurers, and consented to by the Participant or the Participant’s personal representative shall make the determination of the existence of a Disability. Consent by the Participant or the Participant personal representative shall not be unreasonably withheld.
Effective Date: August 31, 2015.
Employee: any officer or other key employee of the Company or any Subsidiary.
Fair Market Value: if no Public Offering has occurred, the fair market value of a share of Common Stock as determined in accordance with the Stockholders Agreement and in a manner consistent with determining the fair market value of stock not readily tradable on an established securities market under Section 409A of the Code; provided that such determination of Fair Market Value may be made in good faith by the Board or the Committee. Following a Public Offering, the Fair Market Value, on any date of determination, shall mean the average of the closing sales prices for a share of Common Stock as reported on a national exchange for each of the ten business days preceding the date of determination or the average of the last transaction prices for a share of Common Stock as reported on a nationally recognized system of price quotation for each of the ten business days preceding the date of determination. In the event that there are no Common Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.
Marketable Securities: any securities that are (i) of a class listed on a national exchange or on NASDAQ, (ii) freely tradable on such national exchange or on NASDAQ, or not freely tradable but for which registration rights are currently available, and (iii) not subject to any contractual restriction on transfer.
Option: the right to purchase Common Stock pursuant to the terms of the Plan at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an “Incentive Stock Option” within the meaning of section 422 of the Code (an “Incentive Stock Option”) or (ii) an Option which is not an Incentive Stock Option (a “Non-Qualified Stock Option”).
Other Service Provider: an independent contractor or consultant to the Company or any Subsidiary.
Participant: any Employee, Director or Other Service Provider designated by the Committee to receive an award of Options under the Plan.
Permitted Transferee: a transferee permitted under Section 1.1 of the Stockholders Agreement.

Person: means an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including, without limitation, a government or political subdivision or an agency or instrumentality thereof.
Plan: this ALH Holding Inc. 2015 Stock Option Plan, as set forth herein and as the same may be amended from time to time in accordance with its terms.
Public Offering: a public offering pursuant to an effective registration statement filed with the Securities and Exchange Commission that covers shares of Common Stock that, after the closing of such public offering, will be traded on the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers Automated Quotation System.
Registration Rights Agreement: the Registration Rights Agreement, dated as of August 31, 2015, among the Company, the BDT Investor Group and certain other stockholders of the Company, as it may be amended from time to time.
Restricted Activity: means directly or indirectly owning any interest in, managing, controlling, participating in, consulting with, rendering services for, or in any manner engaging in any business with any customer, supplier or other person having a business relation with the Company; provided however that the term Restricted Activity shall not include passive ownership of less than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as the you have no active participation in the business of that corporation.
Retirement: means resignation by a Participant from his position at or after age sixty-two with ten or more years of prior service with the Company or its Subsidiaries.
Stockholders Agreement: the Stockholders Agreement, dated as of August 31, 2015, among the Company, BDT Investor Group and certain other stockholders of the Company, as it may be amended from time to time.
Subsidiary: any corporation a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.
Voluntary Resignation: the termination of a Participant’s employment with the Company or any Subsidiary due to such Participant’s voluntary resignation other than due to Retirement or Disability.
SECTION 3.
ELIGIBILITY AND PARTICIPATION
Participants in the Plan shall be those Directors, Employees and Other Service Providers (i) selected by the Committee or (ii) selected by an authorized officer of the Company subject to the approval of the Committee to participate in the Plan and receive Options (which may include such Persons who are members of the Committee). The selection of a Director,

Employee or Other Service Provider as a Participant shall neither entitle such Person to, nor disqualify such Person from, participation in any other award or incentive plan of the Company or any Subsidiary.
SECTION 4.
ADMINISTRATION
4.1    Power to Grant and Establish Terms of Options. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine the Employees, Directors and Other Service Providers to whom Options shall be granted (which may include such Persons who are members of the Committee) and the terms and conditions of any and all Options, including, but not limited to, the number of shares of Common Stock covered by each Option, the time or times at which Options shall be granted and the terms and provisions of the instruments by which Options shall be evidenced and to designate Options as Incentive Stock Options or Non-Qualified Stock Options. Subject to the terms of the Plan, the terms and conditions of each Option grant shall be determined by the Committee at the time of grant and, subject to Section 8, such terms and conditions shall not be subsequently changed in a manner which would be adverse to the Participant without the consent of the Participant to whom such Option has been granted, even if this Plan shall be subsequently amended. The Committee may establish different terms and conditions for different Participants receiving Options and for the same Participant for each Option such Participant may receive, whether or not granted at the same or different times. The grant of any Option to any Participant shall neither entitle such Participant to, nor disqualify him from, the grant of any other Options.
4.2    Substitute Options. The Committee shall have the right, subject to the consent of Participants to whom Options have been granted, to grant in substitution for outstanding Options, replacement Options which may contain terms more favorable to the Participant than the Options they replace, including, without limitation, a lower exercise price (subject to Section 6.2), and to cancel replaced Options.
4.3    Administration. The Committee shall be responsible for the administration of the Plan. Any Options granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine, in its sole discretion. The Committee shall have discretionary authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Any determination, interpretation or other action made or taken (including any failure to make any determination or interpretation, or take any other action) by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

4.4    Participants Based Outside the United States. To conform with the provisions of local laws and regulations, or with local compensation practices and policies, in foreign countries in which the Company or any of its Subsidiaries operate, but subject to the limitations set forth herein regarding the maximum number of shares issuable hereunder, the Committee may (i) modify the terms and conditions of Options (including by granting a stock appreciation right or a form of award that is not an Option) granted to Participants employed outside the United States (“Non-US Awards”), (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances (“Subplans”), and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Committee’s decision to grant Non-US Awards or to establish Subplans is entirely voluntary, and at the complete discretion of the Committee. The Committee may amend, modify or terminate any Subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, Subsidiaries, and members of the Committee shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any Subplan at any time. The benefits and rights provided under any Subplan or by any Non-US Award (x) are wholly discretionary and, although provided by either the Company or a Subsidiary, do not constitute regular or periodic payments and (y) are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a Subplan is terminated, the Committee may direct the payment of Non-US Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Committee’s discretion, such payments may be made in a lump sum or in installments.
SECTION 5.
STOCK SUBJECT TO PLAN
5.1    Number. Subject to the provisions of Section 5.3, the number of shares of Common Stock subject to Options under the Plan may not exceed 82,658.921 shares. The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of shares held in treasury or authorized but unissued shares not reserved for any other purpose.
5.2    Canceled, Terminated or Forfeited Awards. Any shares of Common Stock subject to an Option which for any reason expire or are canceled, terminated, forfeited, substituted for or otherwise settled without the issuance of such shares of Common Stock shall again be available for grant under the Plan.
5.3    Adjustment in Capitalization. The aggregate number of shares of Common Stock available for grants of Options under Section 5.1 or subject to outstanding Option grants and the respective prices and/or vesting criteria applicable to outstanding Options, and any other terms and conditions of outstanding Options, shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, each Adjustment Event. To the extent deemed equitable and appropriate by the Committee, in its good faith judgment, and subject to any required action by stockholders, in any corporate transaction constituting an Adjustment Event (other than a Change in Control), any Option granted under the Plan shall pertain to the securities or other property to which a holder of the number of shares of Common Stock covered by the Option would have been entitled to receive in connection with such event.
SECTION 6.
STOCK OPTIONS
6.1    Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options pursuant to this Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee on the date of award of an Option, the date on which occurs any event the occurrence of which is an express condition precedent to the grant of the Option. The Committee shall determine the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Options or any portion thereof shall become vested or exercisable and otherwise shall be in substantially the form of the Option agreement attached hereto as Exhibit A, subject to such changes not inconsistent with the Plan as the Committee shall determine, in its good faith judgment, to be equitable and appropriate.
6.2    Exercise Price. Non-Qualified Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price per share of Common Stock determined by the Committee, provided that such per share exercise price may not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.
6.3    Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions, including the performance of a minimum period of service or the satisfaction of performance goals, as the Committee may impose at the time of grant of such Options, subject to the Committee’s right to accelerate the exercisability of such Options in its discretion. Notwithstanding the foregoing, no Option shall be exercisable on or after the tenth anniversary of the date on which it is granted. Except as may be provided in any provision approved by the Committee pursuant to this Section 6.3, after becoming exercisable each installment of an Option shall remain exercisable until expiration, termination or cancellation of the Option. Subject to Section 9.7, an Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable.
6.4    Payment. Exercisable Options may be exercised by a Participant upon (a) the Participant’s written notice to the Company of exercise, (b) the Participant’s payment in full of the Option exercise price for each Option at the time of exercise (i) in cash or cash equivalents, (ii) in unencumbered shares of Common Stock owned by the Participant or which are deliverable to the Participant upon exercise of the Option and in each case having an aggregate Fair Market Value on the date of exercise equal to such aggregate Option exercise price, (iii) in a combination of cash and such shares of Common Stock or (iv) in accordance with such procedures or in such other form as the Committee shall from time to time determine and (c) if such Options are exercised prior to a Public Offering, the Participant’s execution of the Stockholders Agreement and the Registration Rights Agreement (if not already a party thereto) in order to become a party to such agreements with respect to the shares of Common Stock issuable upon the exercise of such Options. After receipt of a written exercise notice and payment in full of the Option exercise price and, if applicable, receipt of evidence of the Participant’s execution of the Stockholders Agreement and the Registration Rights Agreement in accordance with this Section 6.4, the Company shall deliver to the Participant shares of Common Stock acquired upon the exercise thereof (in, at the option of the Company, certificated or book-entry form), registered in the name of the Participant, provided that, if the Company, in its sole discretion, shall determine that, under applicable securities laws, any certificates issued under this Section 6.4 must bear a legend restricting the transfer of such Common Stock, such certificates shall bear the appropriate legend. For the avoidance of doubt, such shares of Common Stock shall be subject to the terms of the Stockholders Agreement and the Registration Rights Agreement (including, without limitation, the right of the Company and the BDT Investor Group to repurchase such shares of Common Stock pursuant to the terms of the Stockholders Agreement).
6.5    Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the federal income tax treatment afforded under section 421 of the Code.
6.6    Termination of Employment Due to Death, Disability or Retirement. Unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment with the Company or any Subsidiary terminates by reason of death, Retirement or Disability, any Options granted to such Participant which, on or prior to the date of such termination, have become exercisable in accordance with Section 6.3, may be exercised by the Participant or the Participant’s designated beneficiary (or, if no such beneficiary is named, in accordance with Section 9.2) at any time prior to the first anniversary of the Participant’s termination of employment or the expiration of the term of the Options, whichever period is shorter.
6.7    Termination of Employment For Cause. Unless otherwise determined by the Committee at the time of grant, in the event a Participant’s employment with the Company or any Subsidiary is terminated for Cause, all Options granted to such Participant which are then outstanding (whether or not exercisable on or prior to the date of such termination) shall be immediately forfeited and canceled.
6.8    Termination of Employment Due to Voluntary Resignation or For Any Other Reason. Unless otherwise determined by the Committee at or after the time of grant, in the event the Participant’s employment with the Company or any Subsidiary terminates due to Voluntary Resignation or for any reason other than one described in Sections 6.6 or 6.7, any Options granted to such Participant which, on or prior to the date of such termination, have become exercisable in accordance with Section 6.3, may be exercised at any time during the 60 day period following the Participant’s termination of employment or the expiration of the term of such Options, whichever period is shorter.
6.9    Termination of Options. Unless otherwise determined by the Committee at the date of grant, upon the termination of a Participant’s employment, any Options that are not then exercisable shall terminate and be canceled effective upon the date of such termination.
6.10    Committee Discretion. Notwithstanding anything else contained in this Section 6 to the contrary, the Committee may permit all or any portion of any Options to be exercised following a Participant’s termination of employment for any reason on such terms and subject to such conditions not less favorable to such Participant than those terms and conditions provided for herein or in the Option agreement evidencing the grant to such Participant of the applicable Options, as the Committee shall determine for a period up to and including, but not beyond, the expiration of the term of such Options.
6.11    Services. For purposes of this Plan, (i) the term “employment” shall be deemed to refer to the Participant’s provision of services to the Company or any Subsidiary as an Employee, Director or Other Service Provider, as applicable, (ii) the term “employer” shall be deemed to refer to the recipient of a Participant’s services as an Employee, Director or Other Service Provider, as applicable and (iii) unless otherwise determined by the Committee, the phrase “termination of employment” and corollary phrases shall be deemed to refer to the Participant’s cessation of such services in the applicable capacity. For example, the cessation of services by a Participant as an Employee shall be deemed a termination of employment notwithstanding the Participant providing services as an Other Service Provider after the date of cessation of such services as an Employee.
SECTION 7.
CHANGE IN CONTROL
7.1    Accelerated Vesting and Payment. Unless otherwise determined by the Committee at the time of grant, in the event of a Change in Control, (i) each Option that, by its terms, becomes exercisable solely upon the completion of a stated period of service (whether or not then exercisable), together with any outstanding Options that, prior to or in connection with such Change in Control, have become exercisable in connection with the attainment of performance objectives, shall be canceled in exchange for a payment in cash by the Company to each Option holder of an amount equal to the excess of the Change in Control Price over the exercise price for such Option (except as provided in Section 7.2 below), and (ii) any Options that are subject to the attainment of performance objectives that have not been met at or prior to the Change in Control shall be forfeited without payment therefor.

7.2    Alternative Awards. Notwithstanding Section 7.1, if provided in the Option agreement evidencing the Options, no cancellation, cash settlement or other payment shall occur with respect to any Option that would otherwise have been canceled pursuant to Section 7.1 if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Option shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an “Alternative Award”) by a Participant’s employer (or the parent or a subsidiary of such employer) immediately following the Change in Control, provided that any such Alternative Award must:
(i)    provide that such Options are fully vested and exercisable;
(ii)    provide such Participant (or each Participant in a class of Participants) with other rights and entitlements substantially equivalent to or better than the rights applicable under such Option; and
(iii)    have substantially equivalent economic value to such Option (determined at the time of the Change in Control).
7.3    Conflict with Option Agreement. With respect to any Options granted hereunder that may become exercisable upon the attainment of performance objectives, in the event of a conflict between this Section 7 and the terms and conditions set forth in the Option agreement evidencing such Options, the terms and conditions set forth in the Option agreement evidencing such Options shall control.
7.4    Limitation on Benefits. Notwithstanding anything contained in the Plan or an Option agreement to the contrary (i) to the extent that any of the payments and benefits provided for under the Plan, an applicable Option agreement or any other agreement or arrangement between the Company and a Participant (collectively, the “Payments”) would constitute a “parachute payment” within the meaning of section 280G of the Code, the amount of such Payments shall be reduced to the amount that would result in no portion of the Payments being subject to the excise tax imposed pursuant to section 4999 of the Code and (ii) if and to the extent any Payments in respect of the Options that vest based on the performance of a minimum period of service would, absent application of this clause (ii), be an “excess parachute payment” within the meaning of section 280G of the Code (and the regulations promulgated thereunder), such Options shall not accelerate in the event of a Change in Control (notwithstanding Section 7.1), and shall be honored, assumed or new rights substituted therefor by a Participant’s employer (or the parent or a subsidiary of such employer) in such Change in Control in accordance with Section 7.2. If Payments that would otherwise be reduced or eliminated, as the case may be, pursuant to the immediately preceding sentence would not be so reduced or eliminated, as the case may be, if the shareholder approval requirements of section 280G(b)(5) of the Code are capable of being satisfied, the Company shall use its reasonable best efforts to cause such payments to be submitted for such approval prior to the Change in Control giving rise to such payments.

SECTION 8.
AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN
8.1    In General. The Committee may at its discretion at any time and from time to time alter, amend, suspend, or terminate the Plan and any Options in whole or in part, including without limitation, amending the criteria for vesting and exercisability set forth in Section 6 hereof (or in any Option agreement), substituting alternative vesting and exercisability criteria and imposing certain blackout periods on Options, provided, however, that such alteration, amendment, suspension or termination shall preserve the before- and after-tax economic value, and vesting and exercisability, as determined by the Committee in its sole good faith discretion, of any previously granted Option.
8.2    Public Offering. Unless otherwise determined by the Committee, in the event of a Public Offering, the Committee shall have the authority to amend any outstanding Options to provide for (i) subject to Section 8.1 above, the substitution of any exercisability criteria based on the attainment of applicable performance goals (including relating to the BDT Investor Group’s return on its investment) with criteria based on stock price and (ii) the imposition of certain blackout periods, in each case, as the Committee shall determine to be appropriate; provided, however that such amendments shall preserve the economic value, and vesting and exercisability of the Options, as determined by the Committee in its sole good faith discretion. In exercising its authority pursuant to clause (i) of the immediately preceding sentence, the Committee shall consider the progress made towards achieving the exercisability criteria that may relate to the BDT Investor Group’s return on its investment as of the date the Committee exercises such authority.
SECTION 9.
MISCELLANEOUS PROVISIONS
9.1    Nontransferability of Awards. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Option to be transferred to a Permitted Transferee, no Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to any Option granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or, if permitted by the Committee, any such Permitted Transferee.
9.2    Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during his lifetime. In the absence of any such designation, benefits remaining unpaid or Options outstanding at the Participant’s death shall be paid to or exercisable by the Participant’s surviving spouse, if any, or otherwise to or by his estate.
9.3    No Guarantee of Employment or Participation; No Additional Compensation for Loss of Rights Under Plan. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee, Director or Other Service Provider shall have a right to be selected as a Participant, or, having been so selected, to receive any future Option grants. If any Participant’s employment with the Company or any Subsidiary shall be terminated for any reason, such Participant shall not be entitled to any compensation or other form of remuneration with respect to such termination (except as otherwise provided herein) to compensate such Participant for the loss of any rights under the Plan notwithstanding any provision to the contrary in his or her contract of employment.
9.4    Tax Withholding. The Company or any Subsidiary shall have the power to withhold, or require a Participant to remit to the Company or such Subsidiary promptly upon notification of the amount due, an amount (in cash or in shares of Common Stock otherwise deliverable to a Participant upon Option exercise, at the election of such Participant) sufficient to satisfy the statutory minimum federal, state, local and foreign withholding tax requirements with respect to any Option.
9.5    Indemnification. Each person who is or shall have been a member of the Board or the Committee (an “Indemnified Person”) shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such Indemnified Person in connection with or resulting from any claim, action, suit or proceeding to which such Indemnified Person may be made a party or in which such Indemnified Person may be involved by reason of any action taken or failure to act under the Plan or any option agreement and against and from any and all amounts paid by such Indemnified Person in settlement thereof, with the Company’s approval, or paid by such Indemnified Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnified Person; provided that, such Indemnified Person acted in good faith and in a manner such Indemnified Person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding had no reasonable cause to believe his or her conduct was unlawful; provided further that, such Indemnified Person shall give the Company an opportunity, at its own expense, to handle and defend the same before such Indemnified Person undertakes to handle and defend it on such Indemnified Person’s own behalf. Expenses, including attorneys’ fees, incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such Indemnified Person may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law or otherwise.

9.6    No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property.
9.7    Requirements of Law. The granting of Options, the exercisability of any Options and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.
9.8    Governing Law. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws.
9.9    No Impact On Benefits. Options granted under the Plan are not compensation for purposes of calculating an Employee’s rights under any employee benefit plan.
9.10    Securities Law Compliance; Other Laws. (a) The obligation of the Company to offer, sell and deliver shares with respect to Options granted hereunder and the exercisability of Options shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, the availability of exemptions from the registration requirements of such Federal and state securities laws, and the obtaining of all approvals by governmental authorities as may be deemed necessary or appropriate by the Board. In no event shall the Company be obligated to register shares under Federal or state securities laws, to make any public filing to comply with the requirements of any exemption from registration requirements or to take any other action that may be required in order to permit, or to remove any prohibition or limitation on, the issuance of shares pursuant to the exercise of Options granted hereunder which may be imposed by any applicable law, rule or regulation. Without limiting the generality of the foregoing, no Option granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee, in its discretion, has determined that any such offer, if made, would be in compliance with all applicable requirements of state, foreign and Federal law, and the rules, rulings, regulations and other requirements of any applicable governmental body or securities exchange.
(b)    Instruments evidencing the grant of Options may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that a Participant represent to the Company in writing, when such Participant receives shares upon exercise of an Option (or at such other time as the Committee deems appropriate) that such Participant is acquiring such shares (unless they are then covered by an effective registration statement filed under the Act) for such Participant’s own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of such Participant. Such shares shall be transferable only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with all applicable securities laws. Notwithstanding anything to the contrary in the Plan or any stock option agreement, the Committee may revoke any Option if it is contrary to law or modify any Option to bring it into compliance with any valid and mandatory government laws or regulations.
9.11    Freedom of Action. Subject to Section 7, nothing in the Plan or any agreement entered into pursuant to this Plan shall be construed as limiting or preventing the Company or any Subsidiary from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest.
9.12    No Fiduciary Relationship. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company or any Subsidiary and any Participant or executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons.
9.13    No Right to Particular Assets. Any reserves that may be established by the Company in connection with this Plan shall continue to be held as part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant.
9.14    Unsecured Creditor. To the extent that any Participant or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.
9.15    Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.
9.16    Term of Plan. This Plan shall be effective as of Effective Date and shall expire on the tenth anniversary of such date (except as to Options outstanding on that date), unless sooner terminated pursuant to Section 8.
9.17    Section 409A of the Code. This Plan and any Option agreement entered into pursuant to this Plan are intended to be exempt from or comply with the requirements of Section 409A of the Code and shall be construed and interpreted in accordance with such intent.